PROSPECTUS SUPPLEMENT	REGISTRATION NO. 333-31226
(To Prospectus dated August 15, 2007)	Filed Pursuant to Rule 424(b)(3)

1,000,000,000 Depositary Receipts
Broadband HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated August 15, 2007 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Broadband HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Applied Micro Circuits Corporation	AMCC	2	NASDAQ
Broadcom Corporation	BRCM	3	NASDAQ
Ciena Corporation	CIEN	0.2857	NASDAQ
Conexant Systems, Inc.	CNXT	2	NASDAQ
Corning, Inc.	GLW	9	NYSE
JDS Uniphase Corporation	JDSU	1.475	NASDAQ
Alcatel-Lucent	ALU	5.6608	NYSE
LSI Corporation(1)	LSI	1.7247	NYSE
Motorola, Inc.	MOT	18	NYSE
Mindspeed Technologies	MSPD	0.6667	NASDAQ
Nortel Networks Corporation	NT	2.8	NYSE
PMC-Sierra, Inc.	PMCS	1	NASDAQ
Qualcomm Incorporated	QCOM	16	NASDAQ
RF Micro Devices, Inc.	RFMD	2	NASDAQ
Skyworks Solutions, Inc.	SWKS	0.702	NASDAQ
Sycamore Networks, Inc.	SCMR	3	NASDAQ
Tellabs, Inc.	TLAB	4	NASDAQ

(1)  Effective April 6, 2007, LSI Logic Corporation (NYSE ticker “LSI”), an underlying constituent of the  Broadband HOLDRS Trust, changed its name to LSI Corporation.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is September 30, 2007.